Exhibit 5.2

September 30, 2024

ProQR Therapeutics N.V.

Zernikedreef 9

2333 CK Leiden

The Netherlands

Re:       Securities Being Registered under Registration Statement on Form F-3

We have acted as United States counsel to you in connection with your filing of a Registration Statement on Form F-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by ProQR Therapeutics N.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Company”), of up to $300,000,000 of any combination of (i) the Company’s ordinary shares, nominal value €0.04 per share (“Ordinary Shares”), (ii) warrants to purchase Ordinary Shares or Units (as defined below ) (“Warrants”) or (iii)  units comprised of Ordinary Shares, Warrants and other securities in any combination (“Units”). The Ordinary Shares, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the law of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Warrants and Units, and the warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued Ordinary Shares together with the total number of shares of such share capital issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized Ordinary Shares then available for issuance under the Company’s articles of incorporation as then in effect (the “Charter”).

ProQR Therapeutics N.V.

September 30, 2024

For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:

•	with respect to any of the Securities, (a) the approval by the Company of the amount, terms and issuance of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration to be paid in accordance with the Approval; and

•	with respect to Warrants or Units, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.             Upon the Future Approval and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

2.             Upon the Future Approval and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP